EXHIBIT 33.2

REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

1.

CIT Communications Finance Corporation (“CIT-CFC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include publicly issued asset-backed securities transactions for which CIT-CFC acted as subservicer (the “Platform”) involving equipment loan and lease receivables that were originated by or acquired through CIT-CFC, which asset-backed securities transactions were issued on or after January 1, 2006;

2.

CIT-CFC has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and CIT-CFC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities, as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, CIT-CFC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to CIT-CFC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	CIT-CFC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform, taken as a whole;

6.

CIT-CFC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform, taken as a whole;

7.

CIT-CFC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform, taken as a whole; and

8.	PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on CIT-CFC’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 27, 2009

CIT Communications Finance Corporation, as Subservicer

By:	/s/ Kiran R. Kapur

Name: Kiran R. Kapur
Title: Executive Vice President

APPENDIX A

CIT Communications Finance Corporation (the “Company”)

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria

Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.				X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X 1

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X 2	X 2

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X 3

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X 4

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria

Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.

X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:	X
(A) Are mathematically accurate;
(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and

(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria

Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:				X
(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
(B) Provide information calculated in accordance with the terms specified in the transaction agreements;
(C) Are filed with the Commission as required by its rules and regulations; and
(D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X [5]		X [5]

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X6

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X 7	X 7

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X 8	X 8

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X 9

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria

Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):				X
(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;
(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria

Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

Footnotes to Appendix A Servicing Criteria

1 The Company performs all of criterion 1122(d)(1)(ii) except for certain limited monitoring by master servicer, CIT Financial USA, Inc., of the lockbox function provided by JPMorgan Chase Bank, N.A., a vendor retained by the Company, and the document imaging and storage function provided by Archive Systems, Inc., a vendor retained by the Company. Limited monitoring by master servicer, CIT Financial USA, Inc., consists of (a) relationship management of the vendor performing the lockbox function, including participation in periodic site visits to inspect such vendor’s operations as they relate to the lockbox function; and (b) accessing the computer network of the vendor performing the document imaging and storage function for purposes of monitoring system availability and performance.

2 The Company performs all of criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity. Only the lockbox function is performed by a vendor, JPMorgan Chase Bank, N.A., under criterion 1122(d)(2)(i).

3 The Company under criterion 1122(d)(2)(ii) makes authorized disbursements of funds to the indenture trustee based on instructions received from master servicer, CIT Financial USA, Inc., as to timing and amounts. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB. The Company does not make disbursements on behalf of an obligor.

4 The Company under criterion 1122(d)(2)(iii) makes advances of funds and collects interest and other fees charged for such advances based on instructions received from master servicer, CIT Financial USA, Inc. The Company does not guarantee collections, cash flows or distributions.

5 The Company performs all of criterion 1122(d)(3)(ii) only with respect to actual remittances from its own concentration account of such amounts to the indenture trustee from the Company’s own concentration account. The Company receives and acts upon instructions from CIT Financial USA, Inc., as master servicer, as to timing and amounts of remittances to the indenture trustee from the Company’s own concentration account. The indenture trustee remits such amounts to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB.

6 The Company performs all of criterion 1122(d)(3)(iii) only with respect to posting of disbursements to the indenture trustee from its own concentration account. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB.

7 The Company performs all of criterion 1122(d)(4)(i) except for the function of storing collateral or security in documentary form, which is a specific, limited activity. Only the function of storing collateral or security in documentary form is performed by a vendor, Archive Systems, Inc., under criterion 1122(d)(4)(i).

8 The Company performs all of criterion 1122(d)(4)(ii) except for the function of storing documents related to pool assets, which is a specific, limited activity. Only the function of storing documents related to pool assets is performed by a vendor, Archive Systems, Inc., under criterion 1122(d)(4)(ii).

9 The Company under criterion 1122(d)(4)(iii) makes additions, removals or substitutions with respect to pool assets serviced by it based on instructions received from master servicer, CIT Financial USA, Inc.